FOR IMMEDIATE RELEASE
Mount Logan Capital Inc. Announces First Quarter 2026 Financial Results

FRE1 of $1.2 million and SRE1 of $2.0 million for the first quarter of 2026, resulting in Segment Income of $3.3 million1 representing a 41% increase, or $1.2 million, as compared to prior year. As compared to fourth quarter 2025, Segment Income increased by $2.9 million

Strong quarter for Insurance Solutions with SRE of $2.0 million, up $2.0 million year-over-year, and $3.1 million as compared to fourth quarter 2025

Asset Management FRE declined to $1.2 million, but earnings quality improved significantly. FRE down $1.0 million year-over-year, and down $0.3 million as compared to fourth quarter 2025

During the first quarter, Mount Logan-managed Opportunistic Credit Interval Fund (SOFIX) entered an agreement to acquire $100+ million of assets for Yieldstreet Alternative Income Fund. Currently estimated to close during the third quarter of 2026

Added $120 million of managed assets from an existing relationship effective March 2026, expected to increase FRE by approximately $0.5 million in 2026 and in excess of $1.0 million in 2027

Declared quarterly distribution of $0.03 per common share in the second quarter of 2026, the third consecutive shareholder distribution for Mount Logan as a US registrant

Mount Logan to host an earnings conference call and webcast on Friday, May 15, 2026, at 1:00 PM ET

NEW YORK, May 14, 2026 – Mount Logan Capital Inc. (Nasdaq: MLCI) (“Mount Logan” or the “Company”) announced today its financial results for the first quarter ended March 31, 2026.

Management Commentary

•Ted Goldthorpe, Chief Executive Officer and Chairman of Mount Logan stated, “The first quarter of 2026 reflected the successful execution against our near-term strategic priorities, as we continued to invest across our platform, strengthen our leadership team, acquire and expand core recurring revenue streams, and improve profitability. During the quarter, we saw Spread Related Earnings return to a positive contributor to segment income, while our Fee Related Earnings quality increased significantly as compared to prior quarter. Collectively, Mount Logan's first quarter demonstrates the depth and dynamism of our team and platform, as well as our ability to simultaneously
1 FRE, SRE and Segment Income are a non-GAAP financial measures that the Company believes provides valuable perspective on its business results. With respect to FRE, SRE and Segment Income for completed periods, refer to tables elsewhere in this press release for a reconciliation to the comparable GAAP measure.

pursue growth, optimize our capital structure, and return capital to shareholders. We believe Mount Logan is well positioned to capture improved operating leverage, higher profitability, and long-term shareholder value as these initiatives take full effect over the balance of 2026.”

First Quarter Highlights2
•Total revenue for the Asset Management segment was $2.5 million for the quarter, a decrease of $1.4 million, or 36% compared to the first quarter of 2025, primarily driven by non-recurring items including the termination of the Logan Ridge investment management agreement in July 20253 and one-time out of period SOFIX management fee reimbursements recorded in the first quarter of 2025. Asset Management revenues exclude $1.8 million of intercompany management fees earned from managing the assets of Ability Insurance Company ("Ability"), which increased $0.7 million, or approximately 7%, from $1.2 million in 2025. Following the merger of Logan Ridge into Portman Ridge, Mount Logan introduced a new recurring revenue stream through a profit-sharing agreement with the majority owner of Sierra Crest Investment Management3.
•Fee-Related Earnings (“FRE”) for the Asset Management segment were $1.2 million for the first quarter of 2026, down $1.0 million compared to $2.3 million for the first quarter of 2025. This decrease primarily reflects the decrease in management fees discussed above.
•Total net investment income for the Insurance Solutions segment including net investment income of consolidated variable interest entities ("VIEs") was $20.2 million for the first quarter of 2026, an increase of $1.4 million, or 7%, compared to first quarter of 2025. Excluding the funds withheld assets under reinsurance contracts and modified coinsurance ("Modco") arrangements, the Insurance Solutions segment’s net investment income was $14.6 million, an increase of $0.3 million, or 2%, compared to the first quarter of 2025.
•Achieved 6.8%4 yield on the insurance investment portfolio for the first quarter of 2026. Excluding the funds withheld under reinsurance contracts and modified coinsurance, the yield was 7.5%.
•Spread-Related Earnings (“SRE”) for the Insurance Solutions segment was $2.0 million for the first quarter of 2026, compared to less than $0.1 million for the first quarter of 2025.
•Ability’s total assets managed by Mount Logan excluding the funds withheld assets under reinsurance contracts and Modco, were $699.4 million as of March 31, 2026, an increase of $105.7 million from the first quarter of 2025. As of March 31, 2026, the Insurance Solutions segment held approximately $1.1 billion of total investment assets, an increase of $86.5 million from the first quarter of 2025. Including Modco assets, Mount Logan managed total assets of $891.2 million as of March 31, 2026, an increase of $249.0 million compared to first quarter of 2025.
•Book value of the insurance segment as of March 31, 2026 was $120.1 million, a decrease of $2.0 million, compared to $122.1 million as of December 31, 2025.

2 As discussed in Note 1 and Note 3 to our condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, on September 12, 2025, we completed a business combination with 180 Degree Capital Corp. (the “Business Combination”). Therefore, our consolidated financial results present the historical results of Mount Logan Capital Intermediate LLC (f/k/a Mount Logan Capital Inc) prior to September 12, 2025, and those of the combined company on and subsequent to that date.
3 Sierra Crest Investment Management ("SCIM") is the manager of BCP Investment Corporation ("BCIC"). SCIM previously served as the manager of Portman Ridge Finance Corporation, which during the third quarter of 2025 merged with Logan Ridge Finance Corporation and was renamed BCIC. Mount Logan owns a 24.99% stake in SCIM through a subsidiary.
4 The yield is calculated based on the net investment income less management fees paid to Mount Logan divided by the average of investments in financial assets for the current period and prior period.

Strategic Developments
During the first quarter of 2026, the Company completed the following strategic initiatives:
•Completed Opportunistic Debt Re-financing: On January 26, 2026, Mount Logan completed a $40.0 million in aggregate principal amount senior unsecured notes offering where funds were used to partially repay outstanding indebtedness on the Company's credit facility, with remaining funds available for general corporate purposes.
•Closed Tender Offer: On February 6, 2026, Mount Logan closed a $15.0 million tender offer to purchase approximately 12% of the Company's common stock issued and outstanding as of February 2, 2026.
•Announced New Share Repurchase Program: On February 23, 2026, Mount Logan announced that its Board of Directors authorized a $10.0 million share repurchase program through December 31, 2027, where repurchases may be made from time to time using a variety of methods, which may include open market purchases, privately negotiated transactions, or by other means in accordance with applicable securities laws and subject to market conditions and other factors.

Yieldstreet Managed-Fund Transaction
•As previously announced, Mount Logan–managed Opportunistic Credit Interval Fund (“SOFIX”) signed a definitive agreement to acquire $100+ million of assets from Yieldstreet Alternative Income Fund Inc. (“YS AIF”) during the first quarter of 2026.
•Mount Logan currently estimates, on a full-year basis, the transaction will increase FRE by $2.8 million5 or more.
•Mount Logan’s total cost inclusive of its definitive transition services agreement with YS AIF’s advisor is expected to make the transaction immediately accretive to Mount Logan.
•YS AIF and SOFIX investors gain access to a larger investment vehicle with greater scale, economic efficiency and increased portfolio diversification.
•Transaction currently expected to close by third quarter 2026, subject to regulatory and YS AIF shareholder approvals.

Subsequent Events
•Declared a stockholder quarterly distribution in the amount of $0.03 per share of common stock for the quarter ended March 31, 2026, payable on June 10, 2026 to stockholders of record at the close of business on May 26, 2026. This cash dividend marks the third consecutive quarter of the Company issuing a $0.03 distribution to its stockholders following the closing of the Business Combination.

5 Estimated FRE contribution from acquired assets based on current management and incentive fee structure of SOFIX with $100 million in additional assets. Actual contribution of the incentive fee portion of this amount is dependent on performance and actual results may differ materially from these projections. See “Estimates and Assumptions” for additional information.

Selected Financial Highlights
•Total capital of the Company was $177.2 million at March 31, 2026, a decrease of $8.1 million as compared to December 31, 2025. Total capital consists of debt obligations and total shareholders’ equity.
•Consolidated net loss before taxes was $6.0 million for the first quarter of 2026, compared with a loss of $6.7 million for the first quarter of 2025. Net loss position improved as expenses declined.
•Consolidated basic loss per share (“EPS”) was $0.51 for the first quarter of 2026, compared to $1.02 for the first quarter of 2025.

Conference Call and Webcast Details
Mount Logan will hold a conference call to discuss its quarterly results on Friday, May 15, 2026 at 1:00 p.m. ET. Participants may access the conference call via webcast using this Webcast Link. To participate via telephone, please register in advance using this Registration Link. Upon registration, all telephone participants will receive a one-time confirmation email detailing how to join the conference call, including the dial-in number along with a unique PIN that can be used to access the call. All participants are encouraged to dial in 10 minutes prior to the start time. A replay of the conference call and webcast will be available on-demand via the Company’s investor relations webpage at
https://ir.mountlogan.com/ for 12 months.

Results of Operations by Segment

	Three months ended March 31,
	2026	2025	Change ($)	Change (%)

REVENUES
Asset Management
Management fees	$1,639	$3,240	$(1,601)	-49%
Incentive fees	394	299	95	32%
Advisory and transaction fees, net	66	—	66	NM
Equity investment earning	362	282	80	28%
	2,461	3,821	(1,360)	-36%
Insurance Solutions
Net Premiums	(4,244)	(4,013)	(231)	6%
Product charges	118	860	(742)	-86%
Net investment income	16,676	14,951	1,725	12%
Net gains (losses) from investment activities	(5,014)	1,472	(6,486)	-441%
Net revenues of consolidated variable interest entities	(133)	3,633	(3,766)	-104%
Net investment income (loss) on funds withheld	614	(5,750)	6,364	-111%
Other income	169	76	93	122%
	8,186	11,229	(3,043)	-27%
Total revenues	$10,647	$15,050	$(4,403)	-29%
EXPENSES
Asset Management
Administration and servicing fees	3,639	1,237	2,402	194%
Transaction costs	82	4,545	(4,463)	-98%
Compensation and benefits	211	2,380	(2,169)	-91%
Amortization and impairment of intangible assets	444	910	(466)	-51%
Interest and other credit facility expenses	2,005	1,946	59	3%
General, administrative and other	3,008	1,723	1,285	75%
	9,389	12,741	(3,352)	-26%

Insurance Solutions
Net policy benefit and claims (remeasurement gain on policy liabilities of $4,459 and $81 for the three months ended March 31, 2026 and 2025, respectively)	(2,635)	1,793	(4,428)	-247%
Interest sensitive contract benefits	4,289	3,818	471	12%
Amortization of deferred acquisition costs	708	555	153	28%
Compensation and benefits	—	244	(244)	-100%
Interest expense	400	328	72	22%
General, administrative and other (including related party amounts of $1,672 and $1,732 for the three months ended March 31, 2026 and 2025, respectively)	4,261	3,686	575	16%
	7,023	10,424	(3,401)	-33%
Total expenses	$16,412	$23,165	$(6,753)	-29%
Investment and other income (Loss) - Asset Management
Net gains (losses) from investment activities	(351)	841	(1,192)	-142%
Dividend income	60	38	22	58%
Interest income	384	268	116	43%
Other income (loss), net	174	299	(125)	-42%
Loss on extinguishment of debt	(472)	—	(472)	NM
Total investment and other income (loss)	(205)	1,446	(1,651)	-114%
Income (loss) before taxes	$(5,970)	$(6,669)	$699	-10%
Income tax (expense) benefit — Asset Management	—	(36)	36	-100%
Net income (loss)	$(5,970)	$(6,705)	$735	-11%

Note: “NM” denotes not meaningful.

Non-GAAP Financial Measures
In this release, the Company includes FRE and SRE, which are non-GAAP performance measures that the Company uses to supplement its results presented in accordance with U.S. generally accepted accounting principles (“GAAP”). As required by the rules of the Securities and Exchange Commission (“SEC”), the Company has provided herein a reconciliation of the non-GAAP financial measures contained in this press release to the most directly comparable measures under GAAP. The Company’s management believes FRE and SRE are useful in evaluating its operating performance and by providing these non-GAAP measures, the Company’s management intends to provide investors, securities analysts and other interested parties with a meaningful, consistent comparison of the Company’s profitability for the periods presented. These non-GAAP measures are not intended to be a substitute for GAAP financial measure and, as calculated, may not be comparable to other similarly titled measures of performance of other companies in other industries or within the same industry.

Asset Management

Fee Related Earnings

FRE is a non-GAAP financial measure used to assess the asset management segment’s generation of profits from revenues that are measured and received on a recurring basis and are not dependent on future realization events. The Company calculates FRE as follows:

($ in Thousands)

	Three months ended March 31,
	2026	2025	Change ($)	Change (%)
Asset Management
Management fees	$3,457	$4,407	$(950)	(22)%
Incentive fees	394	299	95	32%
Advisory and transaction fees, net	66	—	66	NM
Equity investment earnings	362	282	80	28%
Interest income¹	268	268	—	—%
Other fee-related income	174	—	174	NM
Fee-related compensation	(1,212)	(1,471)	259	(18)%
Other operating expenses:
Administration and servicing fees	(1,359)	(733)	(626)	85%
General, administrative and other	(914)	(772)	(142)	18%
Fee related earnings	$1,236	$2,280	$(1,044)	(46)%

Note: “NM” denotes not meaningful.
(1)Represents interest income on a loan asset related to a fee generating vehicle

Insurance

Spread Related Earnings

Mount Logan uses SRE to assess the performance of the Insurance Solutions segment. SRE is a component of Segment Income that is used to assess the performance of the Insurance Solutions segment, excluding certain market volatility, which consists of investment gains (losses), other income and certain general, administrative & other expenses. For the Insurance Solutions segment, SRE equals the sum of (i) the net investment earnings on Insurance Solutions segment’s net invested assets (excluding investment earnings on funds held under reinsurance contracts and modified coinsurance agreement), less (ii) cost of funds (as described below), (iii) compensation and benefits, (iv) interest expense and (v) operating expenses.

Cost of funds includes liability costs associated with the crediting cost on multi-year guaranteed annuity products ("MYGA") liabilities as well as other liability costs. Other liability costs include deferred acquisition cost ("DAC") amortization, the cost of liabilities associated with LTC, net of reinsurance, which includes change in reserves, premiums, actual claim experience including related expenses and certain product charges related to MYGA.
The Company reconciles SRE to net income (loss) before tax from its insurance segment activities, as follows:

($ in Thousands)

	Three months ended March 31,
	2026	2025	Change ($)	Change (%)
Insurance Solutions
Net investment income and realized gain (loss), net	$12,251	$13,013	$(762)	(6)%
Cost of funds	(6,488)	(9,319)	2,831	(30)%
Compensation and benefits	—	(244)	244	(100)%
Interest expense	(400)	(328)	(72)	22%
General, administrative and other	(3,341)	(3,086)	(255)	8%
Spread related earnings	$2,022	$36	$1,986	5517%

SRE was $2.0 million in the first quarter of 2026 compared to $36.0 thousand in 2025. The increase in SRE was primarily driven by lower cost of funds, partially offset by lower net investment income and realized gains (losses) and higher general, administrative and other expenses. Cost of funds decreased by $2.8 million, primarily driven by significant unfavorable experience adjustment in LTC business in 2025 compared to 2026, which was partially offset by increase in interest sensitive contract benefits and DAC amortization from the assumption of the NSG MYGA block in the second quarter of 2025, Net investment income and realized gains (losses) decreased by $0.8 million. Net investment income decreased due to lower treasury yields, increased management fees and higher realized losses in 2026 compared to 2025. General, administrative and other expenses increased by $0.3 million in 2026. This increase was offset by decrease in compensation and benefits, as compensation and benefit costs in 2026 were included within administrative fees under general, administrative and other expenses.
Net Investment Spread
The following presents net investment spread for the insurance segment:

	Three months ended March 31,
	2026	2025	Change
Net investment income and realized gain or (loss), net	1.56%	1.74%	(18)bps
Cost of funds¹	(1.39)%	(1.26)%	(13)bps
Net Investment spread	0.17%	0.48%	(31)bps

(1)Excludes changes in future policy benefits liabilities of LTC line of business, to calculate net investment spread, which result from changes in actuarial assumptions and future cash flow projections.
Net investment spread was 0.17% in the first quarter of 2026, a decrease of 31 basis points compared to 0.48% in the first quarter of 2025, primarily driven by a higher average net invested asset balance and lower net investment income and realized gain or (loss) and higher cost of funds in 2026 compared to 2025. Net investment income and realized gain or (loss) percent represents the percent of net investment income and realized gain (loss) over average net invested assets. Net investment income and realized gain (loss) was 1.56% in 2026, a decrease of 18 basis points compared to 1.74% in 2025, primarily driven by higher average net invested assets (including cash on hand), lower treasury yields, and higher realized losses on investment activities. Cost of funds percent represents the percent of cost of funds over average net invested assets. Cost of funds were higher in 2026 compared to 2025 primarily driven by increase in interest sensitive contract benefits and DAC amortization from the assumption of the NSG MYGA block in the second quarter of 2025.

Segment Information

Segment Income is a measure of profitability and has certain limitations in that it does not take into account certain items included under U.S. GAAP. Segment Income is the sum of (i) Fee Related Earnings and (ii) Spread Related Earnings. The following presents a reconciliation of Net Income (loss) attributable to Mount Logan common shareholders to Segment Income:
($ in Thousands)

	Three months ended March 31,
	2026	2025
Net income (loss)	$(5,970)	$(6,705)
Income tax (expense) benefit — Asset Management	—	(36)
Income (loss) before taxes	$(5,970)	$(6,669)
Asset Management Adjustments:
Intersegment management fee eliminations	1,818	1,167
Administration and servicing fees [1]	1,067	504
Transaction costs	82	4,545
Compensation and benefits [1]	31	577
Equity-based compensation	180	212
Amortization and impairment of intangible assets	444	910
Interest and other credit facility expenses	2,005	1,946
General, administrative and other [1]	2,095	951
Net gains (losses) from investment activities	351	(841)
Dividend income	(60)	(38)
Interest income - bank interest	(116)	—
Other income (loss), net	—	(299)
Loss on extinguishment of debt	472	—
Insurance Solutions Adjustments:
Equity-based compensation	—	120
Net unrealized gains (losses) from investment activities	1,758	(126)
Other income	(1)	(76)
Intersegment management fee eliminations	(1,818)	(1,167)
General, administrative and other [2]	920	600
Segment Income	$3,258	$2,316

(1)Represents corporate overhead allocated to each segment.
(2)Represents costs incurred by the insurance segment for purposes of U.S. GAAP reporting but not the day-to-day operations of the insurance company.

Liquidity and Capital Resources

As of March 31, 2026, the Asset Management segment carried $90.8 million (par value) of borrowings outstanding, comprising $76.3 million at fixed rates and $14.5 million at floating rates. At the same date, the Asset Management segment held $9.3 million of unrestricted cash and cash equivalents.

As of March 31, 2026, the Insurance Solutions segment reported $17.3 million (par value) of borrowings outstanding, including $14.3 million at fixed rates and $3.0 million at floating rates. Liquid assets, including high-quality assets that are marketable, can be pledged as security for borrowings, and can be converted to cash in a time frame that meets liquidity and funding requirements. As of March 31, 2026 and December 31, 2025, the total liquid assets of the Insurance Solutions segment were as follows:

($ in Thousands)

As of	March 31, 2026	December 31, 2025
Cash and cash equivalents[1]	$52,556	$118,753
Restricted cash	10,975	9,973
Investments	608,664	639,221
Receivable for investments sold	8,193	—
Accrued interest and dividend receivable[1]	13,797	12,596
Total liquid assets	$694,185	$780,543

(1)Cash and cash equivalents and accrued interest & dividend receivable includes cash and cash equivalent and accrued interest of consolidated VIEs, respectively.

Interest Rate Sensitivity

The Company owns debt assets that are exposed to interest rate sensitivity.

The following table summarizes the potential impact on net income of hypothetical base rate changes in interest rates within the Insurance Solutions segment assuming a parallel shift in the yield curve, with all other variables remaining constant. The impact of interest rates sensitivity on the Asset Management segment is immaterial.

As of	March 31, 2026	December 31, 2025
50 basis point increase[1]	$704	$653
50 basis point decrease[1]	$(704)	$(653)

(1)Losses are presented in brackets and gains are presented as positive numbers

Actual results may differ significantly from this sensitivity analysis. As such, the sensitivities should only be viewed as directional estimates of the underlying sensitivities for the respective factors based on the assumptions outlined above.

About Mount Logan Capital Inc.

Mount Logan Capital Inc. is an integrated alternative asset management and insurance solutions firm focused on generating durable, fee-based revenue and long-term value creation. The Company leverages differentiated investment strategies alongside permanent insurance capital to deliver attractive, risk-adjusted returns across market cycles.

Through its subsidiaries, Mount Logan Management LLC and Ability Insurance Company, Mount Logan manages and invests across private and public credit markets in North America and operates an insurance platform that provides long-duration liabilities to support its credit investment strategies. This integrated platform is designed to provide stable earnings, downside protection, and a low risk of principal impairment through the credit cycle.

As of March 31, 2026, Mount Logan Capital had over $2.1 billion in assets under management.

Estimates and Assumptions

This press release includes unaudited financial and business projections. These projections, and their underlying assumptions, are inherently unpredictable and undue reliance should not be placed thereon.

These estimates reflect internal financial models that Mount Logan uses in connection with its strategic planning and are based on numerous variables and assumptions made by Mount Logan’s management with respect to industry performance, general business, economic, regulatory and financial conditions and other future events, as well as matters specific to Mount Logan’s businesses, all of which are difficult or impossible to predict accurately and many of which are beyond the control of Mount Logan’s management. As a result, these estimates constitute forward-looking statements and are subject to many risks and uncertainties that could cause actual results to differ materially from these projections. Please carefully consider “Cautionary Statement Regarding Forward-Looking Statements” below. There can be no assurance that these estimates will be realized or that actual results will not be significantly different than projected.

The inclusion of these estimates in this press release should not be regarded as an indication that Mount Logan or any of its affiliates, advisors, officers, directors or representatives considered or considers such estimates to be necessarily predictive of actual future events, and these estimates should not be relied upon as such. The inclusion of these estimates herein should not be deemed an admission or representation by Mount Logan that its management views these estimates as material information.

Certain of the estimates and projections set forth herein may be considered non-GAAP financial measures, including FRE. There are limitations inherent in non-GAAP financial measures, because they exclude charges and credits that are required to be included by generally accepted accounting principles in the United States (“GAAP”). Non-GAAP measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures used by Mount Logan may not be comparable with similarly titled amounts used by other companies. No reconciliation of these projected non-GAAP measures was created or used in connection with preparing the estimates included herein. Reconciliations of historical non-GAAP measures to the most directly comparable GAAP measures are provided elsewhere herein.

Cautionary Statement Regarding Forward-Looking Statements

This press release, and oral statements made from time to time by representatives of Mount Logan or SOFIX may contain statements of a forward-looking nature relating to future events within the meaning of applicable U.S. and Canadian securities laws. Forward-looking statements may be identified by words such as “anticipates,” “believes,” “could,” “continue,” “estimate,” “expects,” “intends,” “will,” “should,” “may,” “plan,” “predict,” “project,” “would,” “forecasts,” “seeks,” “future,” “proposes,” “target,” “goal,” “objective,” “outlook” and variations of these words or similar expressions (or the negative versions of such words or expressions). Forward-looking statements are not statements of historical fact and reflect Mount Logan’s current views about future events. Such forward-looking statements include, without limitation, statements about the anticipated growth, profitability and scalability of the Company’s business; the Company’s strategic objectives, model, approach and future activities; planned capital raising and liquidity activities and the expected outcome of such activities; the expected timing and benefits of the transaction with Yieldstreet Alternative Income Fund (“YS AIF”), the expected increase in FRE and accretive nature of the transaction with YS AIF, future financial and operating results, Mount Logan’s plans, objectives, expectations and intentions regarding our business strategy and plans, and other statements that are not historical facts.

These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the Company’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to the inability to complete and recognize the anticipated benefits of the transaction with YS AIF on the anticipated timeline or at all; purchase price adjustments, unexpected costs related to the transaction with YS AIF; the risk of litigation related to the Business Combination; variability in revenues, earnings, and cash flows and the resulting impact on quarterly earnings trends and stock price volatility; the intensity of competition in asset management and insurance markets and constraints on the ability to execute growth strategies and maintain or increase market share or margins; reliance on technology and information systems, including third party and systems provided by BC Partners Advisors L.P. (“BCPA”), and risks related to cybersecurity, data integrity, and operational resilience; dependence on management’s assumptions, estimates, models, and judgment, and the risk that actual outcomes diverge materially from those assumptions; illiquidity of certain assets under management and insurance investments, and the impact of limited liquidity on valuation, portfolio management, and capital allocation; dependence on access to financing markets and the availability, cost, and terms of capital and liquidity; risks associated with the use of hedging and other risk management instruments, including costs, basis risk, counterparty exposure, and potential ineffectiveness; adverse political, market, and economic conditions and their effects on investment performance, funding costs, client activity, and policyholder behavior; dependence on BCPA and key BCPA personnel; actual and potential conflicts of interest arising from the relationship with BCPA; concentration risk associated with managing a limited number of funds and investments; complexities and subjectivity in valuing illiquid assets, including model risk and sensitivity to assumptions; the heavily regulated nature of the insurance business; and the increased expenses and compliance requirements associated with being a U.S. public company. No assurances can be given that the forward-looking statements contained in this press release will occur as projected, and actual results may differ materially from those projected. Forward-looking statements are based on current expectations, estimates and assumptions that involve a number of risks and uncertainties, both known and unknown, that could cause actual results to differ materially from those projected. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. Readers should carefully review the statements set forth in the reports, which Mount Logan and SOFIX have filed or will file from time to time with the SEC or on SEDAR+ and any risk factors contained in such reports, including the section titled “Risk Factors” in Mount Logan’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 18, 2026. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

Mount Logan does not undertake any obligation, and expressly disclaims any obligation, to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. Any discussion of past performance is not an indication of future results. Investing in financial markets involves a substantial degree of risk. Investors must be able to withstand a total loss of their investment. The information herein is believed to be reliable and has been obtained from sources believed to be reliable, but no representation or warranty is made, expressed or implied, with respect to the fairness, correctness, accuracy, reasonableness or completeness of the information and opinions. The information contained on the website of Mount Logan is not incorporated by reference into this press release. Mount Logan is not responsible for the contents of third-party websites.

Contacts:
Mount Logan Capital Inc.
650 Madison Ave, Floor 3
New York City, NY 10022
mlc.ir@mountlogan.com

Andrew Berger
SM Berger & Company
andrew@smberger.com

MOUNT LOGAN CAPITAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

(in thousands, except per share data)	March 31, 2026	December 31, 2025
ASSETS
Asset Management
Cash and cash equivalents	$9,348	$14,999
Investments (including related party amounts of $25,292 and $25,423 at March 31, 2026 and December 31, 2025, respectively)	26,519	29,298
Intangible assets	10,517	10,961
Other assets (including related party amounts of $5,544 and $5,245 at March 31, 2026 and December 31, 2025, respectively)	12,908	11,165
	59,292	66,423
Insurance Solutions
Cash and cash equivalents	35,372	88,723
Restricted cash	10,975	9,973
Investments (including related party amounts of $19,030 and $20,867 at March 31, 2026 and December 31, 2025, respectively)	972,606	956,808
Derivatives	—	481
Assets of consolidated variable interest entities
Cash and cash equivalents	17,184	30,030
Investments	130,310	120,680
Other assets	924	955
Reinsurance recoverable	269,795	272,918
Intangible assets	2,444	2,444
Deferred acquisition costs	6,118	6,791
Goodwill	30,193	30,193
Other assets	23,692	14,299
	1,499,613	1,534,295
Total assets	$1,558,905	$1,600,718
LIABILITIES
Asset Management
Due to related parties	$12,786	$11,844
Debt obligations	92,194	76,250
Accrued expenses and other liabilities	7,011	9,515
	111,991	97,609
Insurance Solutions
Future policy benefits	762,910	781,881
Interest sensitive contract liabilities	360,462	363,981
Funds held under reinsurance contracts	230,987	237,143
Debt obligations	17,250	17,250
Derivatives	1,792	1,388
Accrued expenses and other liabilities	6,077	10,510
	1,379,478	1,412,153
Total liabilities	1,491,469	1,509,762

Commitments and Contingencies
EQUITY
Common shares, $0.001 par value, 150,000,000 shares authorized, 11,188,768 and 12,786,770 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	11	13
Warrants	1,426	1,426
Additional paid-in-capital	161,663	177,099
Retained earnings (accumulated deficit)	(127,052)	(120,746)
Accumulated other comprehensive income (loss)	31,388	33,164
Total equity	67,436	90,956
Total liabilities and equity	$1,558,905	$1,600,718

MOUNT LOGAN CAPITAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended March 31,
(in thousands, except per share data)	2026	2025
REVENUES
Asset Management
Management fees	$1,639	$3,240
Incentive fees	394	299
Advisory and transaction fees, net	66	—
Equity investment earning	362	282
	2,461	3,821
Insurance Solutions
Net premiums	(4,244)	(4,013)
Product charges	118	860
Net investment income	16,676	14,951
Net gains (losses) from investment activities	(5,014)	1,472
Net revenues of consolidated variable interest entities	(133)	3,633
Net investment income (loss) on funds withheld	614	(5,750)
Other income	169	76
	8,186	11,229
Total revenues	10,647	15,050
EXPENSES
Asset Management
Administration and servicing fees	3,639	1,237
Transaction costs	82	4,545
Compensation and benefits	211	2,380
Amortization and impairment of intangible assets	444	910
Interest and other credit facility expenses	2,005	1,946
General, administrative and other	3,008	1,723
	9,389	12,741
Insurance Solutions
Net policy benefit and claims	(2,635)	1,793
Interest sensitive contract benefits	4,289	3,818
Amortization of deferred acquisition costs	708	555
Compensation and benefits	—	244
Interest expense	400	328
General, administrative and other	4,261	3,686
	7,023	10,424
Total expenses	16,412	23,165
Investment and other income (loss) - Asset Management
Net gains (losses) from investment activities	(351)	841
Dividend income	60	38
Interest income	384	268
Other income (loss), net	174	299
Loss on extinguishment of debt	(472)	—
Total investment and other income (loss)	(205)	1,446
Income (loss) before taxes	(5,970)	(6,669)
Income tax (expense) benefit — Asset Management	—	(36)
Net income (loss)	$(5,970)	$(6,705)
Earnings per share
Net income (loss) attributable to common shareholders - Basic and Diluted	$(0.51)	$(1.02)
Weighted average shares outstanding – Basic and Diluted	11,795,911	6,575,165

MOUNT LOGAN CAPITAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

	Three months ended March 31,
(in thousands, except per share data)	2026	2025
Net income (loss)	$(5,970)	$(6,705)
Other comprehensive income (loss), before tax:
Unrealized investment gains (losses) on available-for-sale securities	(4,224)	2,604
Unrealized gains (losses) on hedging instruments	(885)	3,328
Remeasurement gains (losses) on future policy benefits related to discount rate	3,333	(5,143)
Other comprehensive income (loss), before tax	(1,776)	789
Income tax expense (benefit) related to other comprehensive income (loss)	—	—
Other comprehensive income (loss)	(1,776)	789
Comprehensive income (loss)	$(7,746)	$(5,916)